                                                                     Exhibit 4.6

                    LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

     THIS LOCK-UP AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into effective as of July ___, 2002 by and among the persons and entities listed on the signature pages of this Agreement (individually, an "Initial Stockholder" and collectively, the "Initial Stockholders"), and Nu Skin Enterprises, Inc., a corporation organized under the laws of the State of Delaware (the "Company").

                                    RECITALS

     A. WHEREAS, the Initial Stockholders own shares of the Class A Common Stock, $0.001 par value per shares ("Class A Common Stock"), and shares of the Class B Common Stock, $0.001 par value per share ("Class B Common Stock"), of the Company, which shares of Class B Common Stock are convertible at any time on a one-for-one basis into shares of Class A Common Stock (the shares of the Company's Class A Common Stock and Class B Common Stock held at any time during the term of this Agreement by any of the Stockholders (as defined below), whether now owned or hereafter acquired, are collectively referred to hereinafter as the "Shares");

     B. WHEREAS, the Initial Stockholders are parties to that certain Amended and Restated Stockholders Agreement dated as of November 28, 1997, as amended by Amendment No. 1 dated as of March 8, 1999 and Amendment No. 2 dated as of May 13, 1999 to the Amended and Restated Stockholders Agreement (collectively referred to hereinafter as the "Original Stockholders Agreement"); and

     C. WHEREAS, in connection with the execution of this Agreement, the Company has agreed to register with the Securities and Exchange Commission certain of the Initial Stockholders' Shares on Form S-3 (the "Registration Statement") in exchange for the Initial Stockholders' agreement to be bound by the terms hereof, including but not limited to, the restrictions on transfer of Shares for a period of two years contained in each Initial Stockholder's agreement with the underwriters identified in the Registration Statement, the volume limitations on public sales of Shares and each Initial Stockholder's general release in favor of the Company.

     D. WHEREAS, the Initial Stockholders desire to amend and restate the Original Stockholders Agreement in its entirety and enter into this Agreement on the terms and conditions as provided below;

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. For purposes of this agreement, the following terms shall have the following meanings:

          1.1 "Agreement" shall have the meaning given such term in the introductory paragraph of this Agreement.

          1.2 "Class A Common Stock" shall have the meaning given such term in Recital A hereof.

          1.3 "Class B Common Stock" shall have the meaning given such term in Recital A hereof.

          1.4 "Company" shall have the meaning given such term in the introductory paragraph of this Agreement.

          1.5   "Cure Notice" shall have the meaning given such term in Section
3.3.1 hereof.

          1.6 "Fair Market Value" shall be the average closing price of the Company's Class A Common Stock as reported on the New York Stock Exchange for the 20 trading days immediately prior to the date of a margin call or event of default as described in Section 3.3.1 hereof.

          1.7 "Initial Stockholders" or "Initial Stockholder" shall have the meaning given such terms in the introductory paragraph of this Agreement.

          1.8   "Institution" shall have the meaning given such term in Section
3.3.1 hereof.

          1.9   "Involuntary Transfer" shall have the meaning given such term in
Section 4.1 hereof.

          1.10  "Notice Period" shall have the meaning given such term in
Section 4.2.3 hereof.

          1.11  "Offer Notice" shall have the meaning given such term in Section
4.2.2 hereof.

          1.12  "Offered Shares" shall have the meaning given such term in
Section 4.2.1 hereof.

          1.13  "Offering Stockholder" shall have the meaning given such term in
Section 4.2.1 hereof.

          1.14 "Original Stockholders Agreement" shall have the meaning given such term in Recital B hereof.

          1.15 "Pledge" or any derivation of such term shall have the meaning given such term in Section 3.3.1 hereof.

          1.16  "Principal Stockholder" shall mean each of Blake M. Roney, Nedra
D. Roney, Sandra N. Tillotson, R. Craig Bryson, Craig S. Tillotson, Steven J. Lund, Brooke B. Roney, Kirk V. Roney and Rick A. Roney.

          1.17 "Principal Stockholder Group" shall mean collectively the individuals and entities listed opposite each Principal Stockholder Group's name on Schedule A attached hereto, the Principal Stockholder's Controlled Entity and any transferee that becomes a party to this Agreement pursuant to Section 3.4.

          1.18  "Purchase Periods" shall have the meaning given such term in
Section 4.2.4 hereof.

          1.19 "Purchasing Stockholder" shall have the meaning given such term in Section 4.2.3 hereof.

          1.20 "Registration Statement" shall have the meaning given in Recital C hereof.

          1.21  "Restricted Stock" shall have the meaning given such term in
Section 7.1 hereof.

          1.22  "Right of First Offer" shall have the meaning given such term in
Section 4.2.1 hereof.

          1.23  "SEC" shall have the meaning given in Recital C hereof.

          1.24 "Securities Act" shall have mean the Securities Act of 1933, as amended.

          1.25  "Selling Expenses" shall have the meaning given such term in
Section 7.5 hereof.

          1.26 "Shares" shall have the meaning given such term in Recital A hereof.

          1.27 "Stockholder" or "Stockholders" shall mean the following persons and entities: (i) each Initial Stockholder (and spouse) and his, her or its assignees hereunder and his, her or its respective estate, guardian, conservator, committee, trustee, manager, partner or officer and his, or her spouse; (ii) each person or entity that becomes a party hereto pursuant to
Section 3.4 below; (iii) each descendant of each Initial Stockholder and his, her or its respective estate, guardian, conservator, committee, trustee, manager, partner or officer; and (iv) each Stockholder Controlled Entity.

          1.28 "Stockholder Controlled Entity" shall mean the following entities: (i) any not-for-profit corporation of which an Initial Stockholder or his or her descendants can elect at least eighty percent (80%) of its board of directors; (ii) any other corporation if at least eighty percent (80%) of the value of its outstanding equity is owned by an Initial Stockholder or his or her descendants or spouse; (iii) any partnership if at least eighty percent (80%) of the value of its partnership interests is owned by an Initial Stockholder or his or her descendants or spouse; (iv) any limited liability company or similar company if at least eighty percent (80%) of the value of such company is owned by an Initial Stockholder or his or her descendants or spouse; and (v) any trust if an Initial Stockholder is a settlor, trustee or beneficiary of the trust.

          1.29 "Transfer" or any other derivation of such term shall have the meaning given such term in Section 2.1 hereof.

     2.   RESTRICTIONS ON TRANSFER; LOCK-UP.

          2.1 Restriction on Transfers. Each of the Stockholders hereby agrees that he, she or it shall not, directly or indirectly, sell, make any short sale of, grant any option for the purchase of, assign, give, bequeath, transfer, distribute, pledge, hypothecate or otherwise encumber, convey or dispose of (collectively, "Transfer") any of the Shares owned by him, her or it (whether now owned or hereafter acquired) except as otherwise allowed by this Agreement. Any attempted or purported Transfer of any Shares by any Stockholder in violation or contravention of the terms of this Agreement shall be void. The Company shall, and shall instruct its transfer agent to, reject and refuse to transfer on its books any Shares that may have been Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person, estate, executor, administrator, firm, association, corporation or entity holding any of the Shares as being a stockholder of the Company, and any such person, estate, executor, administrator, firm, association, corporation or entity shall not have any rights as a stockholder of the Company. In addition to any other remedies available to the parties to this Agreement either at law, in equity or pursuant to this Agreement, no dividends shall be paid on, or any distribution made on, any Shares that are Transferred in violation or breach of this Agreement.

          2.2 Two-Year Lock-Up Agreement. Each of the Initial Stockholders hereby acknowledges and confirms that he, she or it has entered into a separate two-year lock-up agreement with the underwriters identified in the Registration Statement (the "Two-Year Lock-Up Agreement") and hereby agrees to comply with the obligations set forth in such Two-Year Lock-Up Agreement.

     3. PERMITTED TRANSFERS. Following the expiration of the Two-Year Lock-Up Agreement, Stockholders shall be permitted to Transfer Shares only as provided in this Section 3 and in Section 4 of this Agreement and as otherwise agreed to in writing by the Company.

          3.1 Public Sales. Subject to compliance with the provisions of this Agreement including the volume limitations set forth in Section 3.1.2 below and compliance with applicable securities laws, Stockholders may Transfer Shares through public resales pursuant to Rule 144 or such other exemption under federal and state securities laws as may allow for a public resale of the Shares.

                3.1.1 Unless the Company in its sole discretion, exercised in good faith, determines otherwise, all Transfers pursuant to Section 3.1 shall be made through the Provo, Utah office or a specific office in New York City (designated by the Company) of Merrill Lynch

& Co., the Dallas, Texas office (designated by the Company) of Banc of America Securities LLC, or such other broker or office as may be proposed by a Stockholder and approved in advance in writing by the Company; provided, however, the Company may revoke such approval or modify or change the brokers and offices through which sales pursuant to Section 3.1 may be made at any time as it determines appropriate in its sole discretion, exercised in good faith.

               3.1.2 The number of Shares Transferred by a Stockholder pursuant to Section 3.1, together with all Transfers of Class A Common Stock pursuant to
Section 3.1 within the preceding three months for the account of (A) such Stockholder, (B) the other Stockholders who are part of the same Principal Stockholder Group as such Stockholder, and (C) any transferee of such Stockholder or other member of such Stockholder's Principal Stockholder Group to the extent such Transfers are required to be aggregated by Section 3.5, shall not exceed the greater of: (i) one percent of the shares of Class A Common Stock outstanding as shown by the most recent Exchange Act report of the Company; and
(ii) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a Form 144, or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, provided that, in no event shall such sales by a Stockholder and other members of the same Principal Stockholder Group for any such three-month period exceed 350,000 shares of Class A Common Stock in the aggregate.

               3.1.3 Notwithstanding anything herein to the contrary, in the event the Company notifies Stockholders of its intent to file a registration statement under the Securities Act for the public distribution of securities, on either a primary or secondary basis, the Stockholders agree not to effect any sales of Shares under Section 4(1) or Rule 144 of the Securities Act during a period commencing on the date of such notice and ending ninety days after the effectiveness of such registration statement.

          3.2 Registered Sales, Private Resales, Gifts, Bequests and Distributions. Subject to the terms and conditions of this Agreement and compliance with applicable securities laws, any Stockholder may Transfer shares of Class A Common Stock (i) pursuant to a public offering of shares of Class A Common Stock registered by the Company under the Securities Act, pursuant to the rights granted in Section 7 hereof; (ii) pursuant to an exempt private resale transaction to a person other than a Stockholder or a Stockholder Controlled Entity, (iii) to other Stockholders or any Stockholder Controlled Entity, (iv) by gift or bequest to a person other than a Stockholder or Stockholder Controlled Entity; or (v) a distribution from a Stockholder Controlled Entity that is a trust to one or more beneficiaries thereof who are Stockholders.

          3.3  Pledges to Institutions.

               3.3.1 Any Stockholder may grant a lien or security interest in, pledge, hypothecate or encumber (collectively, a "Pledge") any Shares beneficially owned by him, her or it to a nationally or internationally recognized financial or lending institution with assets of not less than $10,000,000,000 (an "Institution"); provided, however, that (i) no Principal Stockholder shall Pledge Shares to secure loans if the aggregate amount of all such loans to such Principal

Stockholder's particular Principal Stockholder's Group exceeds the amounts set forth next to such Stockholder Group's name on Schedule B attached hereto under the heading "Aggregate Indebtedness Limit"; (ii) each Stockholder is required to give the Secretary of the Company five day's prior written notice that he, she or it intends to Pledge Shares to an Institution pursuant to this Section 3.3.1;
(iii) the Institution must agree in writing at or prior to the time such Pledge is made that the Company shall have the right to satisfy any margin call or cure any event of default by a Stockholder in connection with a loan by purchasing any or all Shares Pledged at a price equal to fifty percent (50%) of the Fair Market Value of the Shares subject to the Pledge on the date of the margin call or event of default; (iv) the Institution must agree in writing at or prior to any Pledge that it will give written notice to the Company of any event of default or margin call with respect to a Pledge at the same time notice is given to the Stockholder who Pledged the Shares and that it will give the Company five business days to cure the default or satisfy the margin call by purchasing any or all Shares Pledged at a price equal to fifty percent (50%) of the Fair Market Value of the Shares subject to the Pledge on the date of the margin call or event of default; (v) the Institution must agree in writing at or prior to the time of such Pledge that the Company may elect to satisfy any margin call or cure any event of default with respect to any Pledge by (a) giving written notice (the "Cure Notice") to the Institution of the Company's election to satisfy any margin call or cure any event of default and listing in such Cure Notice the number of Shares to be purchased by the Company from the Institution and (b) paying to the Institution by wire transfer the purchase price for the Shares to be purchased by the Company; (vi) the Institution must agree in writing at or prior to the Pledge that upon the receipt of the Cure Notice and the payment for the Shares to be purchased, the purchased Shares shall be immediately transferred and conveyed to the Company as indicated in the Cure Notice; (vii) the Institution must agree in writing at or prior to the time such Pledge is made that, in the event the amount paid by the Company for Shares subject to the Pledge upon the occurrence of margin call or event of default shall exceed the amount of the indebtedness due to the Institution, the excess funds shall be paid by the Institution to the Stockholder who pledged such Shares; and (viii) the Institution must acknowledge to the Company in writing prior to the time the Pledge is made that it is aware of this Agreement and agrees to be bound by the terms hereof. If both the Company and the Principal Stockholder who Pledged the Shares give notice of their election or intent to cure the event of default or satisfy any margin call, the first of them to make payment of the required amounts to the Institution shall be deemed to have cured the event of default or satisfied the margin call, as applicable. The parties hereto agree that the right given to the Company in this Section 3.3.1 to purchase Shares in the event of a default or margin call with respect to a Pledge will be exercisable only to satisfy a margin call or an event of default under a Pledge, with no such right being exercisable in any other event.

               3.3.2 Power of Attorney. Each Stockholder hereby appoints and constitutes each of Blake M. Roney and Steven J. Lund with full power of substitution, as attorneys-in-fact to act in their name, place and stead, to transfer and convey to the Company all Shares purchased by the Company pursuant to Section 3.3.1 and to execute and deliver all stock powers, endorse all stock certificates and execute and deliver any and all instruments, documents and agreements necessary to transfer all Shares purchased by the Company pursuant to
Section 3.3.1. The foregoing power of attorney is coupled with an interest and is irrevocable. Each Stockholder agrees to indemnify and hold the Company and Messrs. Blake M. Roney and Steven J. Lund, or their appointees, harmless from and against any and all liabilities, claims, damages and expenses (including attorney's fees, expert and court costs) incurred by the

Company or Messrs. Blake M. Roney or Steven J. Lund, or their appointees, in connection with the exercise by the Company of its rights under Section 3.3.1 and the performance by Messrs. Blake M. Roney and Steven J. Lund, or their appointees, of their duties and responsibilities as attorneys-in-fact under this
Section 3.3.2.

          3.4 Application of Agreement to Shares After Transfers. Unless the Company shall agree otherwise in writing, all Shares that are Transferred in accordance with Section 3 hereof, other than (i) Transfers pursuant to Section 3.1, (ii) Transfers pursuant to a registered public offering in which Shareholders exercise their rights to participate pursuant to Section 7, (iii) Transfers by Institutions to satisfy a margin call or upon an event of default as provided in Section 3.3.1, (iv) Transfers to the Company, and (v) except as provided in Section 3.5, Transfers to a person who is not a Stockholder Controlled Entity or an existing Stockholder pursuant to an exempt private resale transaction or gift, shall be subject to the terms, obligations, conditions and restrictions set forth in this Agreement, and any person or entities to whom or to which such Shares have been Transferred shall automatically become a party to this Agreement upon such Transfer and shall be subject to the provisions of this Agreement without the need for such person to sign this Agreement or the other parties hereto to re-execute this Agreement or otherwise acknowledge such person as a party hereto. All persons to whom Shares are Transferred pursuant to this Agreement, by taking receipt of the Transferred Shares, agree to be bound by all of the terms and conditions of this Agreement to the extent provided herein. As a condition to any Transfer of Shares pursuant to this Agreement, the Company may (but shall not be obligated to) require any transferee to execute and deliver a copy of this Agreement and any other documentation necessary, in the Company's judgment, in connection with such transferee becoming a party to this Agreement or agreeing to be bound by the resale limitations.

          3.5 Application of Agreement to Transferees. Unless the Company otherwise agrees in writing, any person to whom Shares are transferred (other than Transfers (i) pursuant to Section 3.1, (ii) pursuant to a registered public offering in which Shareholder's exercise their rights to participate pursuant to
Section 7, (iii) by Institutions to satisfy a margin call or upon an event of default as provided in Section 3.3.1, (iv) to the Company or (iv) Transfers by gift to a donee that is a non-profit entity that is qualified under Section 501(c)(3) of the Internal Revenue Code and is unaffiliated with any Stockholder by a Stockholder in an aggregate amount not to exceed $100,000 per Principal Stockholder Group in any calendar year) shall be subject to and bound by the provisions of Section 3.1 with respect to the sale of such Transferred Shares, including, without limitation, the volume limitations set forth in Section
3.1.2. For purposes of calculating the volume limitation applicable to the resale of such Transferred Shares by the transferee and Transfers pursuant to
Section 3.1 by the Principal Stockholder Group of the transferor, all public sales of the transferred Shares shall be aggregated with all Transfers pursuant to Section 3.1 by the Principal Stockholder Group of the transferor, and the aggregate number of the Transferred Shares sold by the transferee together with any Shares sold by the Principal Stockholder Group of the transferor shall not exceed the volume limitations set forth in Section 3.1. Notwithstanding the foregoing, upon request of the Company, the Company may authorize, which authorization may be granted or withheld in its sole discretion, a donee that is a non-profit entity that is qualified under Section 501(c)(3) of the Internal Revenue Code and is unaffiliated with any Stockholder to sell shares and not have such shares aggregated with any shares transferred by the transferring Stockholder provided that such donee sells such Shares in accordance with the requirements specified by the Company such as selling such Shares through a designated broker and over such time period as may be required by the Company.

Notwithstanding the foregoing, Kirk V. Roney and Melanie K. Roney shall be permitted to sell up to an aggregate of 150,000 Shares per calendar quarter received from Nedra D. Roney as payment on that certain promissory note, dated June 26, 2001 in the principal amount $12,399,150, without aggregating the sale of such Shares with sales of Nedra D. Roney's Principal Stockholder Group for purposes of calculating the volume limitation applicable to Nedra D. Roney's Principal Stockholder Group or Kirk V. Roney's Principal Stockholder Group under
Section 3.1, and in consideration of this exclusion from the aggregation requirements, Kirk V. Roney, Melanie K. Roney and each of their Stockholder Controlled Entities agrees not to Transfer more than an aggregate of 150,000 of the Shares received from Nedra D. Roney in any calendar quarter.

          3.6 Transfers to the Company. None of the Transfer restrictions set forth in this Agreement shall limit the ability the Company to repurchase Shares from a Stockholder.

     4.   INVOLUNTARY TRANSFERS.

          4.1 By Operation of Law. If Shares owned of record or beneficially by a Stockholder are Transferred by operation of law to any person or entity other than a Stockholder, including, without limitation, to the bankruptcy estate or to the trustee in bankruptcy of a Stockholder or to a purchaser at any creditor's or judicial sale or for the benefit of creditors of a Stockholder (but not including (a) any Transfer to the Company or pursuant to a foreclosure of a Pledge by an Institution or the Company, (b) any Transfer to the guardian, conservator or committee of an incompetent Stockholder, (c) any Transfer in a bankruptcy proceeding of Shares that are Pledged to an Institution or the Company, or (d) any Transfer upon the death of a Stockholder), (an "Involuntary Transfer") then, in each such case, such Stockholder shall be deemed to have offered all of his, her or its Shares to all Principal Stockholders who are then parties to this Agreement prior to such Involuntary Transfer in the manner described in Section 4.2 hereof. The Company shall notify the appropriate Principal Stockholders of the occurrence of such Involuntary Transfer as soon as practicable after it is notified of the same.

          4.2  Right of First Offer.

               4.2.1 All Involuntary Transfers pursuant to Section 4.1 above shall be subject to this Section 4.2. The Stockholder who owns the Shares subject to the Involuntary Transfer (the "Offering Stockholder") shall be deemed, prior to the Involuntary Transfer, to have offered the Shares subject to the Involuntary Transfer (the "Offered Shares") to all Principal Stockholders who are then parties to this Agreement as provided below (the "Right of First Offer"). Each Principal Stockholder shall have the right to allocate the purchase amount among the members of his or her Principal Stockholder Group, provided however, that such Principal Stockholder shall act as the agent on behalf of the Principal Stockholder Group.

               4.2.2 As soon as practicable, the Offering Stockholder shall give written notice (an "Offer Notice") of the proposed Involuntary Transfer to all Principal Stockholders who then are parties to this Agreement and to the Secretary of the Company setting forth, in reasonable detail, the facts and circumstances of such proposed Involuntary Transfer, the number of Offered Shares, the proposed date of consummation of such proposed Involuntary Transfer (if known), and any other material terms and conditions of the proposed Transfer to the extent then known.

               4.2.3 Each Principal Stockholder who is then a party to this Agreement shall then have the irrevocable right, exercisable within thirty (30) days after the Offer Notice is given in accordance with the requirements of
Section 4.2.2 hereof (the "Notice Period"), to purchase all (but not part) of his, her or its Entitled Amount (as determined below) of the Offered Shares at a price per Share equal to the lesser of (i) the price proposed to be paid in any bankruptcy, creditor's or judicial sale, if then known, or (ii) the closing sale price per share of the Company's Class A Common Stock on the last trading day (as reported on the New York Stock Exchange) prior to the date of purchase multiplied by a factor of .50 (50%). Each Offering Stockholder and each Purchasing Stockholder (as defined below) shall pay his, her or its own commissions and advisory fees (including legal cost and expenses) in connection with any sale of Shares pursuant to this Section 4.2. Each Principal Stockholder who is a party to this Agreement may exercise his, her or its Right of First Offer by delivering to the Offering Stockholder in care of the Secretary of the Company a notice of such exercise (the "Exercise Notice") within the Notice Period. Each Principal Stockholder who elects to purchase Offered Shares pursuant to this Section 4.2 (each a "Purchasing Stockholder") shall be entitled to purchase an equal portion of such Offered Shares with all other Principal Stockholders who also elect to purchase such Offered Shares hereunder (each Purchasing Stockholder's "Entitled Amount").

               4.2.4 The closing of the purchase and sale of the Offered Shares shall occur on a date not later than fifteen days after the expiration of the Notice Period (or such later date as is the earliest date on which the purchase may be completed in compliance with all applicable laws, rules and regulations) (the "Purchase Period"), and at the time and place provided for in the Offer Notice. In the event any of the Purchasing Stockholders is unable to close his, her or its purchase of the Offered Shares within the Purchase Period, the remaining Purchasing Stockholder(s) shall have the right to purchase its or their pro rata portion (determined by multiplying the Offered Shares that cannot be so purchased by a fraction, the numerator of which is the Offered Shares that cannot be so purchased and the denominator of which is the Offered Shares being purchased by the remaining Purchasing Stockholders) of such Purchasing Stockholder's Offered Shares, provided the sale of such Offered Shares can be effected within the Purchase Period. In the event the Purchasing Stockholders elect not to exercise this right, in whole or in part, the transferor may complete the transfer upon the terms previously provided to the Purchasing Stockholders. The determination of any prorations under Section 4.2 shall be made by the Company and shall be final and binding on the Stockholders.

     5.   WAIVERS AND TERMINATION.

          5.1 Effect of Agreement. This Agreement amends and restates in its entirety the Original Stockholders Agreement and is effective as of the date hereof. From and after the date hereof, the Original Stockholders Agreement shall be replaced in its entirety by this Agreement.

          5.2 Waivers. Each Initial Stockholder hereby irrevocably waives any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that such

Initial Stockholder may now have or that may hereafter arise against the Company or any of its affiliates, NSI or any of its affiliates, or any of their respective officers, directors, stockholders, employees, agents or advisors arising out of the negotiation, documentation or operation of the Original Stockholders Agreement or any other agreement among any of the Initial Stockholders and the Company existing prior to the Original Stockholders Agreement or arising out of the negotiation and documentation of this Agreement.

          5.3 Acknowledgment of Representation. Each of the Initial Stockholders represents and warrants to the Company and each of the other Initial Stockholders that each Initial Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by such Initial Stockholder in connection with the Original Stockholders Agreement and has been represented by legal counsel and other advisors selected by such Initial Stockholder in connection with this Agreement. Each of the Initial Stockholders has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof. Each Initial Stockholder understands, acknowledges and confirms that M. Truman Hunt and Matt Dorny and Simpson Thacher & Bartlett represented only the Company in connection with this Agreement.

     6.   LEGENDS ON CERTIFICATES.

          6.1 Legends on Certificates. All Shares now or hereafter owned by the Stockholders shall be subject to the provisions of this Agreement and the certificates representing such Shares shall bear the following legends:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AND REGISTRATION RIGHTS AGREEMENT AMONG CERTAIN INDIVIDUALS AND PERSONS REFERRED TO IN SUCH A LOCK-UP AND REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

     7. REGISTRATION RIGHTS. The Company hereby covenants and agrees as follows:

          7.1 Definitions. For purposes of this Section 7, the following terms have the following meanings:

              "Restricted Stock" shall mean all Shares held by the Initial Stockholders excluding Shares (i) that have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, and (ii) that have been publicly resold on the open market (iii) that have been Transferred by Institutions to satisfy a margin call or event of default as provided in Section
3.2.1 and (iv) that have been Transferred pursuant to an exempt private resale transaction.

              "Selling Expenses" shall mean the expenses described in Section
7.5 below.

          7.2 Incidental Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4, Form S-8 or another Form not available for registering the Restricted Stock for sale to the public and except with respect to any public offering if all of the net proceeds of such public offering will be paid directly or indirectly to any Initial Stockholders in connection with such public offering or a related transaction), each such time it will give written notice to all holders hereunder of outstanding Restricted Stock of its intention so to do. Such written notice shall indicate the maximum number of shares of Restricted Stock that each Principal Stockholder Group is entitled to include in such registration statement as determined by the Company on a pro-rata basis based on each Principal Stockholder Group's then-existing ownership (and including any other holders of securities to be included in such registration pursuant to registration rights granted by the Company). Shares to be registered shall be allocated among the Principal Stockholder Group in accordance with instructions from the Principal Stockholder to the Company. Upon the written request of any such holder, received by the Company within 10 days following the date of the Company's registration notice, to register such holder's Restricted Stock, the Company will use its commercially reasonable best efforts to cause such Restricted Stock to be included in the registration statement proposed to be filed by the Company. To the extent a holder does not elect to register his, her or its full entitlement of Restricted Stock as indicated in the Company's notice, such excess shall be allocated by the Company on a pro rata basis to holders who have so elected to register their full entitlement of Restricted Stock based on the total number of shares elected to be registered. The holders of Restricted Stock to be registered pursuant to this Section 7.2 shall execute such documentation (including any underwriting or purchase agreement) as may be reasonably necessary to effect the registration and sale of the Restricted Stock proposed to be included in such registration upon the exercise of the "piggyback" or "incidental" registration rights described in this Section 7.2. Except as provided below, the number of shares of Restricted Stock that may be requested to be registered upon exercise of "piggyback" or "incidental" registration rights may be reduced (pro rata among the requesting holders of all such Restricted Stock based upon the number of shares of Restricted Stock requested to be registered by such holders) if and to the extent that the Company or the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. No such reduction shall be made with respect to any securities offered by the Company for its own account. Notwithstanding the foregoing provisions, the Company may postpone any such registration or withdraw any registration statement referred to in this Section 7.2 for any reason without thereby incurring any liability to the holders of Restricted Stock.

              7.3 Restrictions on Registration Rights.

                  7.3.1 The right of each holder of Restricted Stock to participate in registrations of Restricted Stock pursuant to Section 7.2 shall terminate (i) with respect to a particular holder, when such holder is eligible to sell all of his, her or its Restricted Stock within any 90 day period in reliance on Rule 144 and pursuant to the terms of this Agreement or (ii) the date such holder is no longer a record owner of shares of Restricted Stock.

                  7.3.2 In connection with any registration statement filed pursuant to Section 7.2 above, each of the holders of Restricted Stock agrees, if requested by the Company or an underwriter in connection with such registration, not to sell or otherwise transfer or dispose of any Shares or any derivative security relating to any Shares held by such holder of Restricted during the 180 day period following the date of any registration statement prepared and filed under the Securities Act pursuant to Section 7.2 above. If requested by the underwriters, the holders of Restricted Stock shall execute a separate agreement to the foregoing effect. The Company may impose stop transfer instructions with respect to all Shares or related derivative securities subject to the foregoing restriction until the end of said 180 day period. The Company shall use its commercially reasonable best efforts to cause such registration statement to become effective.

                  7.3.3 No holder of Restricted Stock shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Agreement. The rights granted under Section 7.2 are not transferable by the holders of Restricted Stock.

                  7.3.4 As a condition to the Company's obligations under this
Section 7 to cause Restricted Stock to be included in a registration statement, each holder of Restricted Stock shall provide such information and execute such documents as may reasonably be required in connection with such registration by the Company or any underwriter. In addition, no holder of Restricted Stock may participate in any registration under this Section 7 which is underwritten unless such holder of Restricted Stock agrees to sell his, her or its securities on the basis provided in any such underwriting arrangements and completes and executes all questionnaires, powers of attorney, indemnities, contribution agreements, underwriting agreements, or other documents required under the terms of such underwriting arrangements.

              7.4 Registration Procedures. If and whenever the Company is required by the provisions of Section 7.2 above to use its commercially reasonable best efforts to effect the inclusion of any Restricted Stock in any registration under the Securities Act, the Company will, as expeditiously as possible:

               7.4.1 Prepare and file with the SEC on a registration statement (which, in the case of an underwritten public offering pursuant to Section 7.2 above, shall be on a Form of general applicability satisfactory to the managing underwriter selected) with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

               7.4.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 7.4.1 above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

               7.4.3 furnish to each holder of Restricted Stock covered by such registration statement and to each underwriter such number of copies of the registration statement and the printed prospectus included therein (including each preliminary prospectus) as such persons or entities reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement; and

               7.4.4 in connection with each registration hereunder, the holders of Restricted Stock participating in such registration will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to effect the transaction and assure compliance with all applicable federal and state securities or "blue sky" laws, as well as any documentation customarily required by underwriters of such transactions.

        7.5 Expenses. All expenses incurred in connection with a registration pursuant to Section 7.2 above in which shares of capital stock of the Company are to be offered by the Company in addition to shares of Restricted Stock to be offered by the holders of Restricted Stock, or any of them (excluding underwriters' discounts and commissions), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and the reasonable fees and disbursements of one counsel for all of the participating holders of Restricted Stock (which counsel fees and disbursements shall not exceed $15,000) shall be borne by the Company (collectively "Selling Expenses"); provided, however, that if one or more participating holders of Restricted Stock shall withdraw his, her, its or their request for registration pursuant to Section 7.2 hereof, the Company shall not be required to pay such withdrawing holder's or holders' pro rata portion or portions of the costs or the pro rata portion of fees and disbursements of counsel payable on behalf of the participating holders of Restricted Stock in connection with such registration (and such portion of such costs, fees or disbursement shall be paid by the withdrawing holders pro rata on the basis of the number of Restricted Shares so withdrawn). Notwithstanding the foregoing, all of the expenses incurred in connection with a registration pursuant to Section 7.2 above solely of shares of Restricted Stock, including, without limitation, all the expenses referenced above in this Section 7.5, shall be paid by the participating holders of the Restricted Stock pro rata on the basis of the number of Restricted Shares so registered.

     8. TERMINATION. The rights and obligations under this Agreement shall terminate automatically with respect to each Stockholder upon the earliest to occur of (a) the execution of a written instrument to that effect by the Company and a majority of the Stockholders who then owns Shares, (b) the merger or consolidation of the Company with a corporation or other entity upon consummation of which all Stockholders immediately thereafter own in the aggregate less than twenty-five percent (25%) of the total voting power of the surviving or resulting corporation, and (c) the Transfer of Shares by any Stockholder that causes all Stockholders immediately after such Transfer to own in the aggregate less than ten percent (10%) of the total voting power of the Company.

     9. GENERAL PROVISIONS.

        9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

        9.2 Notices. Any notices and other communications given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or on the fifth (5th) day after deposit in the mail if sent by certified or registered mail (postage prepaid and return receipt requested) or on the next business day if sent by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile (with immediate electronic confirmation of receipt in a manner customary for communications of such type). Notices are to be addressed as follows:

        If to the Company:

        Nu Skin Enterprises, Inc.
        75 West Center Street,
        Suite 900
        Provo, Utah 84601
        Attention:  Steven J. Lund, President
        Telecopy:  (801) 345-5999

     If to a Stockholder, to the address of the Stockholder as indicated in the Company's records.

     All notices to a party hereto shall be deemed to have been duly given for all purposes under this Agreement if given to such party in accordance with the first sentence of this Section 9.2 until notice is given pursuant to this
Section 9.2 of a different address from the address provided above or, in the case of any person or entity that hereafter becomes a Stockholder, the address specified by such person or entity provided in any documentation provided pursuant to this Agreement, or (b) after notice has been given pursuant to this
Section 9.2 of a different address, the address specified in such notice. No notices hereunder shall be required to be given to any Stockholder that hereafter becomes a Stockholder until notice of such Stockholder becoming a Stockholder is given to the Company and to each Stockholder pursuant to this Section 9.2.

          9.3 Headings. The headings of the various Sections of this Agreement have been inserted for convenience only and shall not be deemed to be part of this Agreement.

          9.4 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholders and their respective permitted heirs, personal representatives, successors and assigns.

          9.5 No Oral Change. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          9.6 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. The above Recitals and all Schedules and Exhibits attached hereto are deemed to be incorporated herein by reference.

          9.7  Remedies.

               9.7.1 The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party's sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief.

               9.7.2 All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          9.8 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

          9.9 Consent or Approval of Company. Whenever the consent or approval of the Company is required herein, such consent may only be given by the Company if and when approved by a majority of the Company's then independent directors.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

                                      NU SKIN ENTERPRISES, INC.,
                                      a Delaware Corporation


                                      By:  ____________________________________
                                      Its: ____________________________________



                                      __________________________________________
                                      Blake M. Roney, individually



                                      __________________________________________
                                      Nancy L. Roney, individually

                                      BMR NS-HOLDINGS, LLC



                                      By:  ____________________________________
                                           Blake M. Roney
                                      Its: Manager


                                      By:  ____________________________________
                                           Nancy L. Roney
                                      Its: Manager

                                      THE B & N RONEY TRUST



                                      By:  ____________________________________
                                           L.S. McCullough
                                      Its: Trustee

                                  THE ONE FOUNDATION

                                  By:      ____________________________________
                                           Blake M. Roney
                                  Its:     Trustee



                                  By:      ____________________________________
                                           Nancy L. Roney
                                  Its:     Trustee

                                  B & N RHINO COMPANY, L.C.



                                  By:      ____________________________________
                                           Craig F. McCullough
                                  Its:     Manager



                                  ______________________________________________
                                  Nedra D. Roney, individually



                                  THE NR TRUST



                                  By:      ____________________________________
                                           Tom Branch
                                  Its:     Trustee



                                  THE ROSE FOUNDATION



                                  By:      ____________________________________
                                           Nedra D. Roney
                                  Its:     Trustee



                                  By:      ____________________________________
                                           Tom Branch
                                  Its:     Trustee

                                  THE NEDRA RONEY FIXED CHARITABLE TRUST



                                  By:      _____________________________________
                                           Tom Branch
                                  Its:     Trustee

                                  NR RHINO COMPANY, L.C.



                                  By:      _____________________________________
                                           Craig F. McCullough
                                  Its:     Manager

                                  ______________________________________________
                                  Sandra N. Tillotson, individually

                                  THE SANDRA N. TILLOTSON FAMILY TRUST



                                  By: _________________________________________
                                           Sandra N. Tillotson
                                  Its:     Trustee

                                  THE SNT TRUST



                                  By:      ____________________________________
                                           Lee M. Brower
                                  Its:     Trustee

                                  THE DVNM TRUST



                                  By:      ____________________________________
                                           Lee M. Brower
                                  Its:     Trustee

                                  THE SANDRA N. TILLOTSON FOUNDATION



                                  By:      __________________________________
                                           Sandra N. Tillotson
                                  Its:     Trustee



                                  By:      __________________________________
                                           Lee M. Brower
                                  Its:     Trustee

                                  THE SANDRA N. TILLOTSON FIXED
                                  CHARITABLE TRUST



                                  By:      _____________________________________
                                           Sandra N. Tillotson
                                  Its:     Trustee



                                  By:      _____________________________________
                                           L. S. McCullough
                                  Its:     Independent Trustee

                                  SNT RHINO COMPANY, L.C.



                                  By:      _____________________________________
                                           Craig S. Tillotson
                                  Its:     Manager



                                  ______________________________________________
                                  Steven J. Lund, individually



                                  ______________________________________________
                                  Kalleen Lund, individually

                                  SJL NS-HOLDINGS, LLC



                                  By:      _____________________________________
                                           Steven J. Lund
                                  Its:     Manager



                                  By:      _____________________________________
                                           Kalleen Lund
                                  Its:     Manager

                                  THE S AND K LUND TRUST



                                  By:      _____________________________________
                                           Blake M. Roney
                                  Its:     Trustee

                                  THE STEVEN J. AND KALLEEN LUND
                                  FOUNDATION



                                  By:      _____________________________________
                                           Steven J. Lund
                                  Its:     Trustee



                                  By:      _____________________________________
                                           Kalleen Lund
                                  Its:     Trustee

                                  THE STEVEN AND KALLEEN LUND FIXED
                                  CHARITABLE TRUST



                                  By:      _____________________________________
                                           Steven J. Lund
                                  Its:     Trustee

                                  By:      _____________________________________
                                            Kalleen Lund
                                  Its:     Trustee



                                  By:      _____________________________________
                                           L. S. McCullough
                                  Its:     Independent Trustee

                                  S & K RHINO COMPANY, L.C.



                                  By:      _____________________________________
                                           Craig F. McCullough
                                  Its:     Manager

                                  ______________________________________________
                                  Brooke B. Roney, individually



                                  ______________________________________________
                                  Denice R. Roney, individually

                                  BBR NS-HOLDINGS, LLC



                                  By:      _____________________________________
                                           Brooke B. Roney
                                  Its:     Manager



                                  By:      _____________________________________
                                           Denice R. Roney
                                  Its:     Manager

                                  THE B AND D RONEY TRUST



                                  By:      _____________________________________
                                           Blake M. Roney
                                  Its:     Trustee

                                  THE BROOKE BRENNAN AND DENICE
                                  RONEY FOUNDATION



                                  By:      _____________________________________
                                           Brooke B. Roney
                                  Its:     Trustee



                                  By:      _____________________________________
                                           Denice R. Roney
                                  Its:     Trustee



                                  ______________________________________________
                                  Kirk V. Roney, individually



                                  ______________________________________________
                                  Melanie K. Roney, individually



                                  THE MELANIE K. RONEY TRUST



                                  By:      _____________________________________
                                           Melanie K. Roney
                                  Its:     Trustee



                                  By:      _____________________________________
                                           Kirk V. Roney
                                  Its:     Trustee

                                  THE K AND M RONEY TRUST



                                  By:      _____________________________________
                                           Rick A. Roney
                                  Its:     Trustee

                                  THE KIRK V. AND MELANIE K. RONEY FOUNDATION


                                  By:   _______________________________
                                        Kirk V. Roney
                                  Its:  Trustee


                                  By:   _______________________________
                                        Melanie K. Roney
                                  Its:  Trustee

                                  THE KIRK AND MELANIE RONEY FIXED CHARITABLE
                                  TRUST



                                  By:   _______________________________
                                        Kirk V. Roney
                                  Its:  Trustee


                                  By:   _______________________________
                                        Melanie K. Roney
                                  Its:  Trustee


                                  By:   _______________________________
                                        L. S. McCullough
                                  Its:  Trustee

                                  K & M RHINO COMPANY, L.C.



                                  By:   _______________________________
                                        Craig F. McCullough
                                  Its:  Manager


                                  _____________________________________
                                  Craig S. Tillotson, individually

                                  THE CRAIG S. TILLOTSON FAMILY TRUST


                                  By:   __________________________________
                                        Craig S. Tillotson
                                  Its:  Trustee

                                  THE CST TRUST


                                  By:   __________________________________
                                        Sandra N. Tillotson
                                  Its:  Trustee

                                  THE CRAIG S. TILLOTSON FOUNDATION


                                  By:   __________________________________
                                        Craig S. Tillotson
                                  Its:  Trustee


                                  By:   __________________________________
                                        Lee M. Brower
                                  Its:  Trustee


                                  THE CRAIG S. TILLOTSON FIXED CHARITABLE TRUST

                                  By:   __________________________________
                                        Craig S. Tillotson
                                  Its:  Trustee


                                  By:   __________________________________
                                        Lee M. Brower
                                  Its:  Independent Trustee

                                  CST RHINO COMPANY, L.C.


                                  By:   _______________________________
                                        Sandra N. Tillotson
                                  Its:  Manager


                                  _____________________________________
                                  R. Craig Bryson, individually

                                  _____________________________________
                                  Kathleen D. Bryson, individually

                                  RCB NS-HOLDINGS, LLC



                                  By:   _______________________________
                                        R. Craig Bryson
                                  Its:  Manager


                                  By:   _______________________________
                                        Kathleen D. Bryson
                                  Its:  Manager

                                  THE C & K TRUST



                                  By:   _______________________________
                                        Steven J. Lund
                                  Its:  Trustee

                                  THE BRYSON FOUNDATION



                                  By:   _______________________________
                                        R. Craig Bryson
                                  Its:  Trustee


                                  By:   _______________________________
                                        Kathleen D. Bryson
                                  Its:  Trustee

                                  THE BRYSON FIXED CHARITABLE TRUST


                                  By:   _______________________________
                                        R. Craig Bryson
                                  Its:  Trustee


                                  By:   _______________________________
                                        Kathleen D. Bryson
                                  Its:  Trustee


                                  By:   _______________________________
                                        Robert L. Stayner
                                  Its:  Independent Trustee

                                  CKB RHINO COMPANY, L.C.



                                  By:   _______________________________
                                        Keith R. Halls
                                  Its:  Manager


                                  _____________________________________
                                  Rick A. Roney, individually

                                  _____________________________________
                                  Kimberly Roney, individually

                                  ALL R'S TRUST--RICK RONEY



                                  By:   _______________________________
                                        Rick A. Roney
                                  Its:  Trustee

                                   SCHEDULE A

                          PRINCIPAL STOCKHOLDER GROUPS

Principal Stockholder     Members of Principal Stockholder Group

Blake M. Roney            Blake M. Roney, Nancy L. Roney, BMR NS-Holdings, LLC,
                          The B & N Roney Trust, The One Foundation, B & N Rhino
                          Company, L.C.

Nedra Roney               Nedra Roney, The NR Trust, The Rose Foundation, The
                          Nedra Roney Fixed Charitable Trust, NR Rhino Company,
                          L.C.

Sandra N. Tillotson       Sandra N.Tillotson, The Sandra N. Tillotson Family
                          Trust, The SNT Trust, The DVNM Trust, The Sandra N.
                          Tillotson Foundation, The Sandra N. Tillotson Fixed
                          Charitable Trust, SNT Rhino Company, L.C.

Steven J. Lund            Steven J. Lund, Kalleen Lund, SJL NS-Holdings, LLC,
                          The S and K Trust, The Steven and Kalleen Lund
                          Foundation, The Steven and Kalleen Lund Fixed
                          Charitable Trust, S & K Rhino Company, L.C.

Brooke B.Roney            Brooke B. Roney, Denice R. Roney, BBR NS-Holdings,
                          LLC, The B and D Roney Trust, The Brooke and Denice
                          Roney Foundation

Kirk Roney                Kirk Roney, Melanie Roney, The Melanie K. Roney Trust,
                          The K and M Roney Trust, The Kirk and Melanie Roney
                          Foundation, The Kirk and Melanie Roney Fixed
                          Charitable Trust, K & M Rhino Company

Craig S. Tillotson        Craig Tillotson, The Craig S. Tillotson Family Trust,
                          The CST Trust, The Craig S. Tillotson Foundation, The
                          Craig S. Tillotson Fixed Charitable Trust, CST Rhino
                          Company, L.C.

R. Craig Bryson           R. Craig Bryson, Kathleen D. Bryson, RCB NS-Holdings,
                          LLC, The C & K Trust, The Bryson Foundation, The
                          Bryson Fixed Charitable Trust, CKB Rhino Company, L.C.

Rick A. Roney             Rick A. Roney, Kimberly Roney, The All R's Trust--Rick
                          Roney

                                   SCHEDULE B

Principal Stockholder Group                   Indebtedness Limit

Blake M. Roney                                   $15 million

Nedra D. Roney                                   $20 million

Sandra N. Tillotson                              $ 8 million

Craig S. Tillotson                               $ 5 million

R. Craig Bryson                                  $ 5 million

Steven J. Lund                                   $ 4 million

Brooke B. Roney                                  $ 4 million

Kirk V. Roney                                    $ 4 million

Rick A. Roney                                    $ 4 million